SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Earliest Event Reported: August 19, 2004

THE HALLWOOD GROUP INCORPORATED

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	1-8303 (Commission File Number)	51-0261339 (IRS Employer Identification No.)

3710 Rawlins, Suite 1500 Dallas, Texas		75219

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (214) 528-5588

THE HALLWOOD GROUP INCORPORATED

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

     On August 19, 2004, The Hallwood Group Incorporated announced that it is calling for redemption all of its outstanding 10% Collateralized Subordinated Debentures due July 31, 2005. A copy of the press release announcing the redemption is attached as Exhibit 99.1.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 99.1	Press release dated August 19, 2004, announcing that The Hallwood Group Incorporated has called for redemption all of its outstanding 10% Collateralized Subordinated Debentures due July 31, 2005.

THE HALLWOOD GROUP INCORPORATED

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: August 20, 2004

THE HALLWOOD GROUP INCORPORATED
By:	/s/ Melvin J. Melle
Name:	Melvin J. Melle
Title:	Vice President

THE HALLWOOD GROUP INCORPORATED

EXHIBIT INDEX

Exhibit Number	Name
99.1	Press release dated August 19, 2004, announcing that The Hallwood Group Incorporated has called for redemption all of its outstanding 10% Collateralized Subordinated Debentures due July 31, 2005.

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